Exhibit 3.74

AMI CUS Of MERCER Pursuant to the provision of Article 5.16 of the Taxes Business Corporation Act. Universal Enaco, Inc , adopt the following Article of Merge for the purpose of Ceoplane Service Corporation, into inst No Plan of Merger required pursuant to Article 5.16(A,Kal) 1. The name of the corporation to be merged and the respective Justification under which tech is organized are is follows Name Justification of organization Parent: Universal Enaco, Inc. Texes Subsidiary: Ceoplone Services Corporation texes 2. The number of outstanding shares of each class the subsdery corporation and the number of such shares of each class owned by the parent corporation are as follow: CLASS Number Qundion Common 1,000 1,000 J. A copy of the resolution adopted by the Board of Director of the parent corporation to merge the subsidiary Into itself, showing date of Adoption of as attached hereto. Dated as of September 30, 1994. ATTEST: UNIVERSAL ENSCO, INC. (SEAL) By: ss,     Before me, a notary public, on this day personally appeared known to me to be the penon whoce name It subscribed to the foregoing document and being by me first duly sworn, dedared that the statements therein contained are true and correct Given under my hand end real of office this 20, day of September 1994. My Commission Expanse Notary Public

CONSINT JO AC HON WHHOU1 A MM tINC OF THE BOARD OF DIRECTORS Of universal ENSCO, INC The undersigned, being all of the members of the Board of Directors of Universal Ensco, Inc., a Texas corporation (Ensco), by executing this Content pursuant to Section 9.10 of the Texas Business Corporation Ad, do hereby authorize, approve and consent to the adoption of the following resolutions without a meeting this 20th day of September 1994’ RESOLVED: That it is deemed advisable in the judgment of the Board of Director that Geoplane Services Corporation, of which this Ensco Is the sole shareholder, be merged Into this Ensco as of 9/30/94.    FURTHER RESOLVED: That the Articles of Merger {the “Articles”) in the form attached hereto as Exhibit “A”, be adopted and approved, and the officers of Ensco be authorized and instructed to take any and all action necessary or appropriate on the part of the sole shareholder to implement the Plan. j FURTHER RESOLVED: Upon the approval of the Articles by this Board of Directors, the officers of Ensco shall file the Articles with the Secretary of Suit of Texas, and, thereupon, the separate existence and corporate organization of Geoptane Services Corporation, except insofar as it may be continued by statute, shall cease and Ensco shall; continue as the surviving corporation which shall succeed, without transfer, or further act or deed whatsoever, to all the rights property and assets of Ceoplane Services Corporation and Ensco shall be subject to and liable for all the debts and liabilities of each, and any claim existing or action or proceeding pending by or against either corporation may be prosecuted to judgmtntfas if luch merger has not taken place or Ensco may be substituted in its place. FURTHER RESOLVED: The officers of Ensco are hereby authorized, empowered and directed in the name and on behalf of Ensco to exacute and deliver all instruments and documents and to do or cause to be done all acts which they or any of them deem necesiary or appropriate to fully effect the purposes and Intents of all the foregoing resolutions and to! consummate the merger of Geoptane Services Corporation with and into Ensco

The undersigned hereby certify that they are all of the directors of Universal Ensco. Inc., a Texas corporation, entitled to vote on the foregoing matters and hereby consent to the foregoing resolutions effective September 30. 1994. DIRECTORS: Witty Hatcher R. T. Benson Cene A. tahd     Loys A. Cray, IlI Bob Pitt

COMPTROLLER OF PUBLIC ACCOUNTS STATE OK TEXAS AUSTIN. 78774 CERTIFICATION OF ACCOUNT STATUS THE STATE OF TEXAS S COUNTY OF TRAVIS s I, John sharp, Corperollar at Public Accounts of the ieit of texes, 00 HEREBY CERT IVY thet according to the current record ct this office aroplans services 10 out of bussness thaht all required reports for texes odainiatared by Coorperpllor have been and that texes due thes certificate through December 11, 1994. GIVEN UNDER NY HAND AND SEAL oF office City of Austin, this 20th day of December 1994.     JOHN SHARP comptroller of Public Accounts Charter/COA NUMBER 011928744-0